KKR & Co. L.P. Reports Second Quarter 2017 Results
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NEW YORK, July 27, 2017 - KKR & Co. L.P. (NYSE: KKR) today reported its second quarter 2017 results.

GAAP net income (loss) attributable to KKR & Co. L.P. common unitholders was $405.6 million and $665.0 million for the quarter and six months ended June 30, 2017, respectively. On a diluted basis, net income (loss) per common unit was $0.81 and $1.33 for the quarter and six months ended June 30, 2017, respectively. Investment performance primarily drove GAAP net income (loss) attributable to KKR & Co. L.P. common unitholders. GAAP KKR & Co. L.P. Capital - Common Unitholders equity was $6.2 billion (1) as of June 30, 2017, or $13.22, per outstanding common unit.

After-tax Economic Net Income (Loss) and After-tax Economic Net Income (Loss) per adjusted unit were $752.5 million and $0.89, respectively, for the quarter ended June 30, 2017. After-tax Distributable Earnings and After-tax Distributable Earnings per adjusted unit eligible for distribution were $321.9 million and $0.39, respectively, for the quarter ended June 30, 2017.

After-tax Economic Net Income (Loss) and After-tax Economic Net Income (Loss) per adjusted unit were $1,302.5 million and $1.54, respectively, for the six months ended June 30, 2017. After-tax Distributable Earnings and After-tax Distributable Earnings per adjusted unit eligible for distribution were $668.4 million and $0.82, respectively, for the six months ended June 30, 2017.

Highlights

•	Strong investment performance primarily drove After-tax Economic Net Income of $752.5 million, or $0.89 per adjusted unit, for the second quarter of 2017

•	Book value was $11.0 billion as of June 30, 2017 or $13.50 per outstanding adjusted unit

•	As of June 30, 2017, Assets Under Management and Fee Paying Assets Under Management were $148 billion and $113 billion respectively, up 13% and 19%, respectively, compared to June 30, 2016

•	In the quarter, a final close was held on KKR Asian Fund III, bringing total commitments to our flagship private equity fund in the Asia-Pacific region to $9.3 billion, including employee commitments

•	KKR's regular distribution per common unit of $0.17 was declared for the quarter ended June 30, 2017

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“Investment performance resulted in record after-tax Economic Net Income for KKR this quarter.  Operating fundamentals across the firm remain strong evidenced by the growth in our Fee Paying Assets Under Management and Book Value,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR.  “Additionally, we were pleased to announce last week the appointment of Joe Bae and Scott Nuttall as Co-Presidents and Co-Chief Operating Officers of KKR.  Each brings with them a proven track record of value creation and business building that will help lead the Firm in the next stage of its development and growth.”

Note: Certain financial measures, including economic net income ("ENI"), After-tax ENI, After-tax distributable earnings, book value, adjusted units and outstanding adjusted units, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See Exhibits C and D for a reconciliation of such measures to financial results prepared in accordance with GAAP.

(1) GAAP KKR & Co. L.P. Capital - Common Unitholders equity represents only that portion of the business held by KKR & Co. L.P. and does not include the economic interests that are held by KKR Holdings L.P. Our reportable segments are presented prior to giving effect to the allocation of ownership interests between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total.

GAAP RESULTS COMMENTARY
Fees and Other
Fees and Other for the quarter and six months ended June 30, 2017 were $931.8 million and $1,647.7 million, respectively compared to $576.8 million and $739.6 million for the comparable periods of 2016. The net increases were primarily due to higher levels of carried interest gains in the current periods as well as higher transaction fees primarily in our Capital Markets and Private Markets businesses.
Expenses
Total expenses were $629.7 million and $1,169.7 million for the quarter and six months ended June 30, 2017 compared to $423.2 million and $731.5 million for the quarter and six months ended June 30, 2016. The increases were primarily due to a higher level of performance income compensation reflecting appreciation in the value of our private equity and credit portfolios in the 2017 periods as well as increased cash compensation and benefits in connection with a higher level of fees.
Total Investment Income (Loss)
Total investment income (loss) was $585.0 million and $1,247.5 million for the quarter and six months ended June 30, 2017, compared to $125.7 million and $(487.2) million for the quarter and six months ended June 30, 2016. The investment gains in the current period were primarily due to an increase in the value of KKR's private equity and credit portfolios.
Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders
Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders was $405.6 million and $665.0 million for the quarter and six months ended June 30, 2017, compared to $93.9 million and $(236.0) million for the quarter and six months ended June 30, 2016. The increase was primarily due to the drivers of investment income and carried interest gains partially offset by higher expenses, as described above.
TOTAL REPORTABLE SEGMENTS RESULTS COMMENTARY
Segment Revenues
Total segment revenues for the quarter and six months ended June 30, 2017 were $1,265.1 million and $2,287.8 million, respectively, compared to total segment revenues of $544.0 million and $169.4 million in the comparable periods of 2016. These increases were primarily driven by increases in fees, performance income and total investment income. The increase in fees was driven primarily by an increase in transaction fees in our Capital Markets and Private Markets segments and an increase in management fees in our Private Markets and Public Markets segments. The increases in performance income and total investment income was driven largely by higher appreciation in KKR's private equity and certain of our alternative credit portfolios. For the quarter and six months ended June 30, 2017, KKR's private equity portfolio appreciated 7.3% and 11.7% respectively.
Economic Net Income
ENI was $830.3 million and $1,498.8 million for the quarter and six months ended June 30, 2017 compared to ENI of $248.8 million and $(258.1) million for the quarter and six months ended June 30, 2016. These increases were primarily attributable to higher total segment revenues as described above, partially offset by higher total compensation and benefits reflecting a higher level of fees and carried interest generated in the 2017 periods.
AUM and FPAUM
AUM was $148.5 billion as of June 30, 2017, an increase of $10.9 billion, compared to AUM of $137.6 billion as of March 31, 2017. These increases were driven by new capital raised and an increase in value in our private equity and alternative credit businesses as well as an increase reflecting the impact of the PAAMCO Prisma transaction. These increases were partially offset by distributions to limited partners of our private equity funds arising from realizations and distributions made in our Public Markets segment.
FPAUM was $112.6 billion as of June 30, 2017, an increase of $5.5 billion, compared to FPAUM of $107.1 billion as of March 31, 2017. The increase was primarily attributable to new capital raised in our Private Markets and Public Markets segments. These increases were partially offset by distributions in our Public Markets segment, the PAAMCO Prisma transaction, and distributions to limited partners of our private equity funds arising from realizations.
DISTRIBUTIONS AND OTHER
A distribution of $0.17 per common unit has been declared, which will be paid on August 22, 2017 to holders of record of common units as of the close of business on August 7, 2017. Under KKR's current distribution policy, KKR intends to make equal quarterly distributions of $0.17 per unit to holders of its common units.
A distribution of $0.421875 per Series A Preferred Unit has been declared and set aside for payment on September 15, 2017 to holders of record of Series A Preferred Units as of the close of business on September 1, 2017. A distribution of $0.406250 per Series B Preferred Unit has been declared and set aside for payment on September 15, 2017 to holders of record of Series B Preferred Units as of the close of business on September 1, 2017.

The declaration and payment of any future distributions on preferred or common units are subject to the discretion of the board of directors of the general partner of KKR & Co. L.P. and the terms of its limited partnership agreement. There can be no assurance that future distributions will be made as intended or at all, that unitholders will receive sufficient distributions to satisfy payment of their tax liabilities as limited partners of KKR or that any particular distribution policy for common units will be maintained.
Since October 27, 2015, KKR has authorized a total of $750 million to repurchase its common units, of which $459 million has been spent to repurchase 31.7 million common units as of July 24, 2017. On April 3, 2017, KKR canceled equity awards representing 1.9 million common units to satisfy tax obligations of $35 million in connection with their vesting, bringing cumulative cancellations of equity awards representing 7.1 million common units to satisfy tax obligations of $114 million. In total, 38.8 million common units have been retired on a fully-diluted basis over this period. Common units may be repurchased from time to time in open market transactions, in privately negotiated transactions or otherwise.
On April 24, 2017, KFN redeemed $115 million par amount of its 7.500% Senior Notes due 2042 (the “7.500% Notes”) for cash, at a redemption price equal to 100% of the principal amount of the 7.500% Notes plus unpaid and accrued interest.

On June 29, 2017, KKR Capital Markets entered into a 364-day revolving credit agreement (the “Agreement”) with a major financial institution for use in KKR's capital markets business. The Agreement provides for revolving borrowings of up to $750 million, expires on June 28, 2018, and ranks pari passu with the existing $500 million credit facility provided by them for KKR's capital markets business. Borrowings under the Agreement may only be used to facilitate the settlement of debt transactions syndicated by KKR’s capital markets business. Obligations under the Agreement are limited to the entities involved in KKR’s capital markets business, and liabilities under the Agreement are non-recourse to other parts of KKR.

Beginning with the quarter ending September 30, 2017, 43% of carried interest generated by certain recent and future funds will be allocated to the carry pool instead of 40% of carried interest. The incremental 3% replaces the amount of certain management fee refunds that would have been calculated for those funds as performance income compensation. Had this change been applied during the trailing twelve months ended June 30, 2017, there would have been no material change to the total performance fee compensation reportable for such period.
CONFERENCE CALL
A conference call to discuss KKR's financial results will be held on Thursday, July 27, 2017 at 10:00 a.m. ET. The conference call may be accessed by dialing (877) 303-2917 (U.S. callers) or +1 (253) 237-1135 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR's website or by dialing (855) 859-2056 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 52448834, beginning approximately two hours after the broadcast.
A slide presentation containing supplemental commentary about KKR's financial results for the fiscal quarter ended June 30, 2017 may be accessed through the Investor Center of the KKR website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. The presentation will be referenced on the conference call discussed above.
From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. L.P. at http://ir.kkr.com/kkr_ir/kkr_events.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.

ABOUT KKR
KKR is a leading global investment firm that manages multiple alternative asset classes including private equity, energy, infrastructure, real estate, credit and, through its strategic partners, hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR's portfolio companies. KKR invests its own capital alongside its partners' capital and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co.
FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including the statements with respect to the declaration and payment of distributions in future quarters and the timing, manner and volume of repurchase of common units pursuant to its repurchase program. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to AUM, FPAUM, ENI, after-tax ENI, after-tax distributable earnings, capital invested, syndicated capital, uncalled commitments, cash and short-term investments, fee related earnings, fee and yield segment EBITDA, core interest expense and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: the volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from acquisitions, strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. All forward looking statements speak only as of the date hereof. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. L.P.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 24, 2017, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.
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CONTACT INFORMATION
Investor Relations:
Kohlberg Kravis Roberts & Co. L.P.
Craig Larson
Tel: +1-877-610-4910 (U.S.) / +1-212-230-9410
investor-relations@kkr.com

Media:
Kohlberg Kravis Roberts & Co. L.P.
Kristi Huller
Tel: +1-212-750-8300
media@kkr.com

KKR
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Revenues
Fees and Other	$931,788	$576,757	$1,647,740	$739,562
Expenses
Compensation and Benefits	462,841	296,412	865,804	421,901
Occupancy and Related Charges	14,032	16,188	28,883	32,754
General, Administrative and Other	152,855	110,618	275,055	276,886
Total Expenses	629,728	423,218	1,169,742	731,541
Investment Income (Loss)
Net Gains (Losses) from Investment Activities	418,428	9,168	976,876	(726,055)
Dividend Income	69,446	31,669	79,370	94,882
Interest Income	295,718	266,213	576,698	496,689
Interest Expense	(198,590)	(181,313)	(385,444)	(352,707)
Total Investment Income (Loss)	585,002	125,737	1,247,500	(487,191)

Income (Loss) Before Taxes	887,062	279,276	1,725,498	(479,170)

Income Tax (Benefit)	18,538	6,045	59,080	7,935

Net Income (Loss)	868,524	273,231	1,666,418	(487,105)

Net Income (Loss) Attributable to
Redeemable Noncontrolling Interests	22,387	1,533	43,320	1,495
Net Income (Loss) Attributable to
Noncontrolling Interests	432,150	172,115	941,427	(258,244)

Net Income (Loss) Attributable to KKR & Co. L.P.	413,987	99,583	681,671	(230,356)

Net Income (Loss) Attributable to Series A Preferred Unitholders	5,822	5,693	11,644	5,693
Net Income (Loss) Attributable to Series B Preferred Unitholders	2,519	—	5,038	—

Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders	$405,646	$93,890	$664,989	$(236,049)

Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$0.87	$0.21	$1.45	$(0.53)
Diluted (1)	$0.81	$0.19	$1.33	$(0.53)
Weighted Average Common Units Outstanding
Basic	466,170,025	448,221,538	459,967,395	449,241,840
Diluted (1)	501,177,423	481,809,612	498,943,294	449,241,840

(1) KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per common unit since the exchange of these units would not dilute KKR’s respective ownership interests in the KKR Group Partnerships. For the six months ended June 30, 2016, unvested common units and other securities are excluded from the calculation of diluted earnings per common unit because inclusion of such unvested common units and other securities would be anti-dilutive having the effect of decreasing the loss per common unit.

KKR
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except per common unit amounts)

	As of
	June 30, 2017	December 31, 2016

Assets
Cash and Cash Equivalents	$2,131,687	$2,508,902
Investments	36,267,767	31,409,765
Other Assets	4,468,627	5,084,230
Total Assets	42,868,081	39,002,897

Liabilities and Equity
Debt Obligations	19,425,253	18,544,075
Other Liabilities	3,900,469	3,340,739
Total Liabilities	23,325,722	21,884,814

Redeemable Noncontrolling Interests	512,481	632,348

Equity
Series A Preferred Units	332,988	332,988
Series B Preferred Units	149,566	149,566
KKR & Co. L.P. Capital - Common Unitholders	6,212,556	5,457,279
Noncontrolling Interests	12,334,768	10,545,902
Total Equity	19,029,878	16,485,735
Total Liabilities and Equity	$42,868,081	$39,002,897

KKR & Co. L.P. Capital Per Outstanding Common Unit - Basic	$13.22	$12.06

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$229,569	$208,284	$203,617	$437,853	$398,217
Monitoring Fees	30,510	13,220	28,998	43,730	41,035
Transaction Fees	156,465	243,035	68,564	399,500	164,649
Fee Credits	(51,384)	(89,017)	(39,073)	(140,401)	(61,880)
Total Management, Monitoring and Transaction Fees, Net	365,160	375,522	262,106	740,682	542,021
Performance Income (Loss)
Realized Incentive Fees	2,624	1,686	4,645	4,310	6,238
Realized Carried Interest	264,668	206,204	305,275	470,872	402,563
Unrealized Carried Interest	296,719	140,626	18,698	437,345	(205,107)
Total Performance Income (Loss)	564,011	348,516	328,618	912,527	203,694
Investment Income (Loss)
Net Realized Gains (Losses)	7,180	79,451	224,699	86,631	200,516
Net Unrealized Gains (Losses)	307,977	204,036	(297,448)	512,013	(862,439)
Total Realized and Unrealized	315,157	283,487	(72,749)	598,644	(661,923)
Interest Income and Dividends	67,836	56,882	74,451	124,718	182,571
Interest Expense	(47,026)	(41,709)	(48,447)	(88,735)	(96,991)
Net Interest and Dividends	20,810	15,173	26,004	35,983	85,580
Total Investment Income (Loss)	335,967	298,660	(46,745)	634,627	(576,343)
Total Segment Revenues	1,265,138	1,022,698	543,979	2,287,836	169,372
Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	135,522	139,435	96,890	274,957	197,789
Realized Performance Income Compensation	111,917	88,067	123,968	199,984	163,520
Unrealized Performance Income Compensation	119,774	57,214	8,525	176,988	(78,117)
Total Compensation and Benefits	367,213	284,716	229,383	651,929	283,192
Occupancy and Related Charges	13,407	14,369	15,659	27,776	31,609
Other Operating Expenses	53,069	53,498	49,533	106,567	111,419
Total Segment Expenses	433,689	352,583	294,575	786,272	426,220
Income (Loss) attributable to noncontrolling interests	1,180	1,584	575	2,764	1,242
Economic Net Income (Loss)	830,269	668,531	248,829	1,498,800	(258,090)
Equity-based Compensation	44,976	49,943	48,026	94,919	97,987
Pre-tax Economic Net Income (Loss)	785,293	618,588	200,803	1,403,881	(356,077)
Provision for Income Tax (Benefit)	24,408	60,325	3,898	84,733	6
Preferred Distributions	8,341	8,341	5,693	16,682	5,693
After-tax Economic Net Income (Loss)	$752,544	$549,922	$191,212	$1,302,466	$(361,776)

After-tax Economic Net Income (Loss) Per Adjusted Unit	$0.89	$0.65	$0.23	$1.54	$(0.43)
Weighted Average Adjusted Units (Fully Diluted Basis)	847,650,747	849,270,924	840,537,946	848,456,360	844,254,980

Other Operating Measures:
Fee Related Earnings (1)	$214,357	$221,989	$137,761	$436,346	$278,759
After-tax Distributable Earnings (2)	$321,922	$346,467	$507,592	$668,389	$676,324

Assets Under Management	$148,483,000	$137,616,300	$130,990,500	$148,483,000	$130,990,500
Fee Paying Assets Under Management	$112,646,200	$107,131,100	$94,608,100	$112,646,200	$94,608,100
Capital Invested and Syndicated Capital	$5,369,400	$6,559,100	$2,178,400	$11,928,500	$5,346,200
Uncalled Commitments	$42,551,600	$41,222,800	$38,366,900	$42,551,600	$38,366,900

Note: See "Notes to Reportable Segments" for more information about certain non-GAAP financial measures and Exhibits C and D for a reconciliation of such measures to the financial results presented in accordance with GAAP.
(1) See Exhibit A "Other Financial Information" for the definition and calculation of Fee Related Earnings.
(2) See page 8 for the calculation of After-tax Distributable Earnings

KKR
CALCULATION OF AFTER-TAX DISTRIBUTABLE EARNINGS (1)
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except per unit amounts)

	Quarter Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Distributable Segment Revenues
Fees and Other, Net
Management Fees	$229,569	$208,284	$203,617	$437,853	$398,217
Monitoring Fees	30,510	13,220	28,998	43,730	41,035
Transaction Fees	156,465	243,035	68,564	399,500	164,649
Fee Credits	(51,384)	(89,017)	(39,073)	(140,401)	(61,880)
Total Fees and Other, Net	365,160	375,522	262,106	740,682	542,021

Realized Performance Income (Loss)
Incentive Fees	2,624	1,686	4,645	4,310	6,238
Carried Interest	264,668	206,204	305,275	470,872	402,563
Total Realized Performance Income (Loss)	267,292	207,890	309,920	475,182	408,801

Realized Investment Income (Loss)
Net Realized Gains (Losses)	7,180	79,451	224,699	86,631	200,516
Interest Income and Dividends	67,836	56,882	74,451	124,718	182,571
Interest Expense	(47,026)	(41,709)	(48,447)	(88,735)	(96,991)
Total Realized Investment Income (Loss)	27,990	94,624	250,703	122,614	286,096
Total Distributable Segment Revenues	660,442	678,036	822,729	1,338,478	1,236,918

Distributable Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	135,522	139,435	96,890	274,957	197,789
Performance Income Compensation	111,917	88,067	123,968	199,984	163,520
Total Compensation and Benefits	247,439	227,502	220,858	474,941	361,309
Occupancy and Related Charges	13,407	14,369	15,659	27,776	31,609
Other Operating Expenses	53,069	53,498	49,533	106,567	111,419
Total Distributable Segment Expenses	313,915	295,369	286,050	609,284	504,337

Income (Loss) Attributable to Noncontrolling Interests	1,180	1,584	575	2,764	1,242
Income Taxes Paid	15,084	26,275	22,819	41,359	49,322
Preferred Distributions	8,341	8,341	5,693	16,682	5,693
After-tax Distributable Earnings	$321,922	$346,467	$507,592	$668,389	$676,324

Per Adjusted Unit Eligible for Distribution	$0.39	$0.43	$0.63	$0.82	$0.84

(1) See Exhibit C for reconciliations of (i) Fees and other (GAAP basis) to Total Distributable Segment Revenues, (ii) Total Expenses (GAAP Basis) to Total Distributable Segment Expenses and (iii) Net Income (Loss) attributable to KKR & Co. L.P. common unitholders (GAAP Basis) to After-tax Distributable Earnings. See Exhibit D for a reconciliation of GAAP Common Units Outstanding to Adjusted Units Eligible for Distribution.

KKR
SCHEDULE OF SEGMENT REVENUES AND OTHER SELECTED FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

PRIVATE MARKETS

	Quarter Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$142,253	$123,512	$118,783	$265,765	$236,581
Monitoring Fees	30,510	13,220	28,998	43,730	41,035
Transaction Fees	37,252	117,882	23,400	155,134	60,798
Fee Credits	(31,750)	(85,650)	(33,319)	(117,400)	(55,915)
Total Management, Monitoring and Transaction Fees, Net	178,265	168,964	137,862	347,229	282,499
Performance Income (Loss)
Realized Incentive Fees	—	—	—	—	—
Realized Carried Interest	264,668	206,204	305,275	470,872	398,725
Unrealized Carried Interest	279,010	123,506	9,974	402,516	(184,725)
Total Performance Income (Loss)	543,678	329,710	315,249	873,388	214,000
Investment Income (Loss)
Net Realized Gains (Losses)	—	—	—	—	—
Net Unrealized Gains (Losses)	—	—	—	—	—
Total Realized and Unrealized	—	—	—	—	—
Interest Income and Dividends	—	—	—	—	—
Interest Expense	—	—	—	—	—
Net Interest and Dividends	—	—	—	—	—
Total Investment Income (Loss)	—	—	—	—	—
Total Segment Revenues	$721,943	$498,674	$453,111	$1,220,617	$496,499

Assets Under Management	$84,984,000	$80,197,600	$75,357,000	$84,984,000	$75,357,000
Fee Paying Assets Under Management	$62,008,900	$56,667,600	$46,027,600	$62,008,900	$46,027,600
Capital Invested	$3,623,300	$4,484,200	$1,020,500	$8,107,500	$3,104,700
Uncalled Commitments	$35,792,900	$35,071,700	$31,173,300	$35,792,900	$31,173,300

PUBLIC MARKETS

	Quarter Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$87,316	$84,772	$84,834	$172,088	$161,636
Monitoring Fees	—	—	—	—	—
Transaction Fees	25,515	4,056	5,888	29,571	7,020
Fee Credits	(19,634)	(3,367)	(5,754)	(23,001)	(5,965)
Total Management, Monitoring and Transaction Fees, Net	93,197	85,461	84,968	178,658	162,691
Performance Income (Loss)
Realized Incentive Fees	2,624	1,686	4,645	4,310	6,238
Realized Carried Interest	—	—	—	—	3,838
Unrealized Carried Interest	17,709	17,120	8,724	34,829	(20,382)
Total Performance Income (Loss)	20,333	18,806	13,369	39,139	(10,306)
Investment Income (Loss)
Net Realized Gains (Losses)	—	—	—	—	—
Net Unrealized Gains (Losses)	—	—	—	—	—
Total Realized and Unrealized	—	—	—	—	—
Interest Income and Dividends	—	—	—	—	—
Interest Expense	—	—	—	—	—
Net Interest and Dividends	—	—	—	—	—
Total Investment Income (Loss)	—	—	—	—	—
Total Segment Revenues	$113,530	$104,267	$98,337	$217,797	$152,385

Assets Under Management	$63,499,000	$57,418,700	$55,633,500	$63,499,000	$55,633,500
Fee Paying Assets Under Management	$50,637,300	$50,463,500	$48,580,500	$50,637,300	$48,580,500
Capital Invested	$1,293,100	$893,600	$1,146,700	$2,186,700	$1,565,000
Uncalled Commitments	$6,758,700	$6,151,100	$7,193,600	$6,758,700	$7,193,600

KKR
SCHEDULE OF SEGMENT REVENUES AND OTHER SELECTED FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

CAPITAL MARKETS

	Quarter Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$—	$—	$—	$—	$—
Monitoring Fees	—	—	—	—	—
Transaction Fees	93,698	121,097	39,276	214,795	96,831
Fee Credits	—	—	—	—	—
Total Management, Monitoring and Transaction Fees, Net	93,698	121,097	39,276	214,795	96,831
Performance Income (Loss)
Realized Incentive Fees	—	—	—		—
Realized Carried Interest	—	—	—		—
Unrealized Carried Interest	—	—	—		—
Total Performance Income (Loss)	—	—	—	—	—
Investment Income (Loss)
Net Realized Gains (Losses)	—	—	—	—	—
Net Unrealized Gains (Losses)	—	—	—	—	—
Total Realized and Unrealized	—	—	—	—	—
Interest Income and Dividends	—	—	—	—	—
Interest Expense	—	—	—	—	—
Net Interest and Dividends	—	—	—	—	—
Total Investment Income (Loss)	—	—	—	—	—
Total Segment Revenues	$93,698	$121,097	$39,276	$214,795	$96,831

Syndicated Capital	$453,000	$1,181,300	$11,200	$1,634,300	$676,500

PRINCIPAL ACTIVITIES

	Quarter Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$—	$—	$—	$—	$—
Monitoring Fees	—	—	—	—	—
Transaction Fees	—	—	—	—	—
Fee Credits	—	—	—	—	—
Total Management, Monitoring and Transaction Fees, Net	—	—	—	—	—
Performance Income (Loss)
Realized Incentive Fees	—	—	—	—	—
Realized Carried Interest	—	—	—	—	—
Unrealized Carried Interest	—	—	—	—	—
Total Performance Income (Loss)	—	—	—	—	—
Investment Income (Loss)
Net Realized Gains (Losses)	7,180	79,451	224,699	86,631	200,516
Net Unrealized Gains (Losses)	307,977	204,036	(297,448)	512,013	(862,439)
Total Realized and Unrealized	315,157	283,487	(72,749)	598,644	(661,923)
Interest Income and Dividends	67,836	56,882	74,451	124,718	182,571
Interest Expense	(47,026)	(41,709)	(48,447)	(88,735)	(96,991)
Net Interest and Dividends	20,810	15,173	26,004	35,983	85,580
Total Investment Income (Loss)	335,967	298,660	(46,745)	634,627	(576,343)
Total Segment Revenues	$335,967	$298,660	$(46,745)	$634,627	$(576,343)

KKR
BALANCE SHEET
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except per unit amounts)

	As of
	June 30, 2017		December 31, 2016
Cash and Short-term Investments	$3,074,003		$3,387,673
Investments	8,357,597	(1)	6,958,873
Unrealized Carry	1,498,310	(2)	1,213,692	(2)
Other Assets	1,909,534		1,611,678
Corporate Real Estate	161,225		161,225
Total Assets	$15,000,669		$13,333,141

Debt Obligations - KKR (ex-KFN)	$2,000,000		$2,000,000
Debt Obligations - KFN	639,767		398,560
Preferred Shares - KFN	373,750		373,750
Other Liabilities	491,262		244,676
Total Liabilities	3,504,779		3,016,986

Noncontrolling Interests	22,397		19,564
Preferred Units	500,000		500,000

Book Value	$10,973,493		$9,796,591

Book Value Per Outstanding Adjusted Unit (3)	$13.50		$12.15

	Last Twelve Months Ended
	June 30, 2017		December 31, 2016

Return on Equity (After-tax Economic Net Income (Loss) ) (4)	23%		6%

Return on Equity (After-tax Distributable Earnings) (5)	15%		16%

Note: As of June 30, 2017, KKR had a $1.0 billion revolving credit facility, which was undrawn. In addition, KKR has $1.3 billion in revolving credit facilities for use in its capital markets business, which were undrawn as of June 30, 2017. As of June 30, 2017, KKR’s portion of total uncalled commitments to its investment funds was $3.5 billion. See Exhibit B for details.

(1) See schedule of investments that follows on the next page.

(2) The following table provides unrealized carry by segment:

	As of
	June 30, 2017	December 31, 2016
Private Markets	$1,392,639	$1,141,610
Public Markets	105,671	72,082
Total	$1,498,310	$1,213,692

(3) See reconciliation in Exhibit D for calculation of Outstanding Adjusted Units.

(4) Return on Equity (After-tax Economic Net Income (Loss) ) measures the amount of after-tax economic net income generated as a percentage of capital invested in KKR’s business. Return on equity is calculated by dividing After-tax Economic Net Income (Loss) on a trailing twelve-month basis by the average book value during the period. We believe this measure is useful to unitholders as it provides a measure of the overall profitability of KKR’s businesses as a percentage of net assets in KKR's business.
(5) Return on Equity (After-tax Distributable Earnings) measures the amount of income excluding the impact of mark-to-market gain (losses) generated as a percentage of capital invested in KKR’s business. It is calculated by dividing after-tax distributable earnings on a trailing twelve-month basis by the average book value during the period. We believe this measure is useful to unitholders as it provides a measure of the overall profitability of KKR’s businesses, excluding the impact of mark-to-market gains (losses), as a percentage of net assets in KKR's business.

KKR
SCHEDULE OF INVESTMENTS (1)
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except percentage amounts)

As of June 30, 2017

Investments	Carrying Value

Private Equity Co-Investments and Other Equity	$2,796,608
Private Equity Funds	1,316,484
Private Equity Total	4,113,092

Energy	593,600
Real Estate	823,649
Infrastructure	298,348
Real Assets Total	1,715,597

Special Situations	826,465
Direct Lending	99,253
Mezzanine	27,755
Alternative Credit Total	953,473
CLOs	602,386
Liquid Credit	162,226
Specialty Finance	212,193
Credit Total	1,930,278

Other	598,630

Total Investments	$8,357,597

	As of June 30, 2017

Significant Investments: (3)	Carrying Value	Carrying Value as a Percentage of Total Investments
First Data Corporation	$1,391,845	16.7%
USI, Inc.	500,099	6.0%
KKR Real Estate Finance Trust Inc.	325,000	3.9%
PortAventura Entertainment S.A.	285,658	3.4%
WMIH Corp.	207,577	2.5%
Total Significant Investments	2,710,179	32.5%

Other Investments	5,647,418	67.5%
Total Investments	$8,357,597	100.0%

(1) Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management and broker-dealer businesses, including the general partner interests of KKR’s investment funds. Investments also include our ownership of $325.0 million in KKR Real Estate Finance Trust Inc. and $265.1 million of CLOs which are not held for investment purposes and held at cost.

(2) General partner commitments in our funds are included in the various asset classes shown above. Private Equity and Other Equity includes KKR private equity funds, co-investments alongside such KKR sponsored private equity funds, core private equity co-investments and other opportunistic investments. However, equity investments in other asset classes, such as real estate, special situations and energy appear in these other asset classes.  Other Credit consists of liquid credit and specialty finance strategies.

(3) The significant investments include the top five investments (other than investments expected to be syndicated or transferred in connection with new fundraising) based on their carrying values as of June 30, 2017. The carrying value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying investment, if applicable.

KKR
ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment		Public Markets Segment		Total Reportable Segments
Quarter Ended June 30, 2017
March 31, 2017	$80,197,600		$57,418,700		$137,616,300
New Capital Raised	4,789,400		1,967,500		6,756,900
Impact of Other Transactions	—		3,811,400	(1)	3,811,400
Distributions and Other	(3,502,000)	(5)	(1,003,700)	(2)	(4,505,700)
Change in Value	3,499,000		1,305,100		4,804,100
June 30, 2017	$84,984,000		$63,499,000		$148,483,000

Six Months Ended June 30, 2017
December 31, 2016	$73,815,500		$55,740,200		$129,555,700
New Capital Raised	11,080,300		4,216,700		15,297,000
Impact of Other Transactions	—		3,811,400	(1)	3,811,400
Distributions and Other	(5,368,500)	(5)	(2,712,900)	(3)	(8,081,400)
Change in Value	5,456,700		2,443,600		7,900,300
June 30, 2017	$84,984,000		$63,499,000		$148,483,000

Trailing Twelve Months Ended June 30, 2017
June 30, 2016	$75,357,000		$55,633,500		$130,990,500
New Capital Raised	14,814,700		9,795,100		24,609,800
Impact of Other Transactions	—		3,811,400	(1)	3,811,400
Distributions and Other	(14,387,900)	(5)	(9,010,300)	(4)	(23,398,200)
Change in Value	9,200,200		3,269,300		12,469,500
June 30, 2017	$84,984,000		$63,499,000		$148,483,000

(1) Represents the impact of the PAAMCO Prisma transaction.
(2) Includes $432.3 million of redemptions by fund investors.
(3) Includes $1,470.1 million of redemptions by fund investors.
(4) Includes $4,716.4 million of redemptions by fund investors.
(5) Includes $774.8 million of expired commitments that are no longer eligible to be called.

KKR
FEE PAYING ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended June 30, 2017
March 31, 2017	$56,667,600	$50,463,500		$107,131,100
New Capital Raised	6,536,500	2,015,300		8,551,800
Impact of Other Transactions	—	(1,600,000)	(1)	(1,600,000)
Distributions	(1,205,200)	(1,371,900)	(2)	(2,577,100)
Net Changes in Fee Base of Certain Funds (5)	(377,300)	—		(377,300)
Change in Value	387,300	1,130,400		1,517,700
June 30, 2017	$62,008,900	$50,637,300		$112,646,200

Six Months Ended June 30, 2017
December 31, 2016	$52,204,800	$49,268,600		$101,473,400
New Capital Raised	13,450,100	4,680,100		18,130,200
Impact of Other Transactions	—	(1,600,000)	(1)	(1,600,000)
Distributions	(1,750,700)	(3,512,600)	(3)	(5,263,300)
Net Changes in Fee Base of Certain Funds (5)	(2,418,800)	—		(2,418,800)
Change in Value	523,500	1,801,200		2,324,700
June 30, 2017	$62,008,900	$50,637,300		$112,646,200

Trailing Twelve Months Ended June 30, 2017
June 30, 2016	$46,027,600	$48,580,500		$94,608,100
New Capital Raised	26,239,200	11,423,900		37,663,100
Impact of Other Transactions	—	(1,600,000)	(1)	(1,600,000)
Distributions	(5,796,200)	(10,052,900)	(4)	(15,849,100)
Net Changes in Fee Base of Certain Funds (5)	(4,965,000)	—		(4,965,000)
Change in Value	503,300	2,285,800		2,789,100
June 30, 2017	$62,008,900	$50,637,300		$112,646,200

(1) Represents the impact of the PAAMCO Prisma transaction.
(2) Includes $432.3 million of redemptions by fund investors.
(3) Includes $1,470.1 million of redemptions by fund investors.
(4) Includes $4,716.4 million of redemptions by fund investors.
(5) Represents the impact of certain funds entering their post-investment period.

KKR
INVESTMENT VEHICLE SUMMARY (1) (UNAUDITED)
As of June 30, 2017
(Amounts in millions, except percentages)

	Investment Period		Amount
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
Private Markets

Private Equity and Growth Funds
Asian Fund III (2)	4/2017	4/2023	$9,000.0	$9,000.0	5.6%	$—	$—	$—	$—
Americas Fund XII (2)	1/2017	1/2023	13,500.0	13,500.0	7.4%	—	—	—	6.3
Next Generation Technology Growth (2)	3/2016	3/2021	658.9	431.3	22.5%	227.6	—	227.6	267.5
European Fund IV (2)	12/2014	12/2020	3,486.3	1,734.2	5.7%	1,752.1	—	1,752.1	2,145.9
Asian Fund II (2)	4/2013	4/2017	5,825.0	1,012.7	1.3%	5,779.5	1,464.6	4,746.5	6,956.4
North America Fund XI (2)	9/2012	1/2017	8,718.4	1,056.0	2.9%	9,005.4	3,776.8	6,599.4	11,073.9
China Growth Fund	11/2010	11/2016	1,010.0	—	1.0%	1,010.0	516.2	714.0	885.9
E2 Investors (Annex Fund)	8/2009	11/2013	195.8	—	4.9%	195.8	195.7	18.1	1.7
European Fund III	3/2008	3/2014	6,135.6	808.3	4.6%	5,327.3	6,936.4	2,058.8	3,174.2
Asian Fund	7/2007	4/2013	3,983.3	—	2.5%	3,945.9	7,657.6	837.9	830.1
2006 Fund	9/2006	9/2012	17,642.2	337.7	2.1%	17,304.5	24,297.5	5,797.7	9,279.6
European Fund II	11/2005	10/2008	5,750.8	—	2.1%	5,750.8	8,455.4	—	70.3
Millennium Fund	12/2002	12/2008	6,000.0	—	2.5%	6,000.0	13,305.4	444.9	599.3
Total Private Equity and Growth			81,906.3	27,880.2		56,298.9	66,605.6	23,197.0	35,291.1

Co-Investment Vehicles and Other (2)	Various	Various	7,131.8	2,501.7	Various	4,819.6	1,972.3	3,845.8	5,113.3

Total Private Equity and Growth			89,038.1	30,381.9		61,118.5	68,577.9	27,042.8	40,404.4

Real Assets
Energy Income and Growth Fund (2)	9/2013	9/2018	1,974.2	444.4	12.9%	1,559.9	250.8	1,359.0	1,360.5
Natural Resources Fund	Various	Various	887.4	2.8	Various	884.6	113.4	794.9	159.8
Global Energy Opportunities (2)	Various	Various	979.2	613.2	Various	405.4	58.8	291.2	311.1
Global Infrastructure Investors (2)	9/2011	10/2014	1,040.0	76.1	4.8%	994.9	823.6	587.9	743.8
Global Infrastructure Investors II (2)	10/2014	10/2020	3,034.3	1,903.3	4.1%	1,318.1	189.8	1,128.4	1,345.3
Real Estate Partners Americas (2)	5/2013	5/2017	1,229.1	404.3	16.3%	948.5	672.8	587.1	668.8
Real Estate Partners Americas II (2)	5/2017	(4)	792.7	792.7	18.9%	—	—	—	—
Real Estate Partners Europe (2)	9/2015	6/2020	704.1	572.4	9.4%	132.6	4.9	130.7	152.7
Co-Investment Vehicles and Other	Various	Various	1,861.9	425.7	Various	1,436.2	491.5	1,433.9	1,756.7
Real Assets			12,502.9	5,234.9		7,680.2	2,605.6	6,313.1	6,498.7

Unallocated Commitments			176.1	176.1	Various	—	—	—	—

Private Markets Total			101,717.1	35,792.9		68,798.7	71,183.5	33,355.9	46,903.1

Public Markets (3)
Special Situations Fund	12/2012	1/2016	2,274.3	72.0	11.6%	2,202.3	620.1	1,914.2	2,145.8
Special Situations Fund II	12/2014	3/2019	3,234.5	2,273.0	9.0%	961.5	—	961.5	927.3
Mezzanine Partners	3/2010	3/2015	1,022.8	108.9	4.4%	913.9	803.3	495.8	459.9
Lending Partners	12/2011	12/2014	460.2	54.9	15.2%	405.3	269.0	329.8	241.9
Lending Partners II	6/2014	6/2017	1,335.9	199.2	3.7%	1,136.7	207.0	1,136.7	1,173.9
Lending Partners III	4/2017	(4)	618.8	618.8	4.2%	—	—	—	1.4
Lending Partners Europe	3/2015	3/2019	847.6	605.3	5.0%	242.3	27.5	242.3	261.7
Other Alternative Credit Vehicles	Various	Various	6,186.6	2,826.6	Various	3,360.0	1,890.8	2,370.5	2,710.8

Public Markets Total			15,980.7	6,758.7		9,222.0	3,817.7	7,450.8	7,922.7

Grand Total			$117,697.8	$42,551.6		$78,020.7	$75,001.2	$40,806.7	$54,825.8

(1) Reflects investment vehicles for which KKR has the ability to earn carried interest and excludes open ended funds, managed accounts, CLOs and certain other investment vehicles where KKR earns an incentive fee.
(2) The “Invested” and “Realized” columns include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.
(3) The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.
(4) Three years from final closing date.

KKR
Notes to Reportable Segments (Unaudited)
The segment key performance measures that follow are used by management in making operating and resource deployment decisions as well as assessing the overall performance of each of KKR’s reportable business segments. The reportable segments for KKR’s business are presented prior to giving effect to the allocation of income (loss) between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total. In addition, KKR’s reportable segments are presented without giving effect to the consolidation of the funds that KKR manages.
KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to unitholders in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included elsewhere within this earnings release.
Adjusted units are used as a measure of the total common equity ownership of KKR that is held by KKR & Co. L.P. (including equity awards issued under the KKR & Co. L.P. 2010 Equity Incentive Plan (the "Equity Incentive Plan"), but excluding preferred units), KKR Holdings and other holders of securities exchangeable into common units of KKR & Co. L.P. and represent the fully diluted common unit count using the if-converted method. We believe this measure is useful to unitholders as it provides an indication of the total common equity ownership of KKR as if all outstanding KKR Holdings units, equity awards issued under the Equity Incentive Plan and other exchangeable securities had been exchanged for common units of KKR & Co. L.P. The Series A and Series B Preferred Units are not exchangeable for common units of KKR & Co. L.P.
Adjusted units eligible for distribution represents the portion of total adjusted units that is eligible to receive a distribution. We believe this measure is useful to unitholders as it provides insight into the calculation of amounts available for distribution on a per unit basis. Adjusted units eligible for distribution is used in the calculation of after-tax distributable earnings per unit.
After-tax distributable earnings is used by management as an operating measure of the earnings excluding mark-to-market gains (losses) of KKR. KKR believes this measure is useful to unitholders as it provides a supplemental measure to assess performance, excluding the impact of mark-to-market gains (losses). After-tax distributable earnings excludes certain realized investment losses to the extent unrealized losses on these investments were recognized prior to the combination with KPE on October 1, 2009. After-tax distributable earnings does not represent and is not used to calculate actual distributions under KKR’s distribution policy.
Assets under management ("AUM") represent the assets managed or advised by KKR from which KKR is entitled to receive fees or a carried interest (either currently or upon deployment of capital), general partner capital, and assets managed or advised by strategic partners in which KKR holds a minority ownership interest. We believe this measure is useful to unitholders as it provides additional insight into KKR's capital raising activities and the overall activity in its investment funds and strategic partnerships. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or carried interest; (iii) the fair value of investments in KKR's co-investment vehicles; (iv) the par value of outstanding CLOs (excluding CLOs wholly-owned by KKR); (v) KKR's pro-rata portion of the AUM of strategic partners in which KKR holds a minority ownership interest, and (vi) the fair value of other assets managed by KKR. The pro-rata portion of the AUM of strategic partners is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.
Book value is a measure of the net assets of KKR’s reportable segments and is used by management primarily in assessing the unrealized value of KKR’s investments and other assets, including carried interest. We believe this measure is useful to unitholders as it provides additional insight into the assets and liabilities of KKR excluding the assets and liabilities that are allocated to noncontrolling interest holders and to the holders of the Series A and Series B Preferred Units.
Capital invested is the aggregate amount of capital invested by (i) KKR’s investment funds, (ii) KKR's Principal Activities segment as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities segment in connection with a syndication transaction conducted by KKR's Capital Markets segment, if any.  Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to unitholders as it provides a measure of capital deployment across KKR’s business segments.  Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable.  Capital invested excludes (i) investments in liquid credit strategies, (ii) capital invested by KKR’s Principal Activities segment that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities segment that is not invested in connection with a syndication transaction by KKR’s Capital Markets segment. Capital syndicated by KKR's Capital Markets segment to third parties other than KKR’s investment funds or Principal Activities segment is not included in capital invested.  See also syndicated capital. In the fourth quarter of 2016, the capital invested metric was changed to include capital invested by KKR's Principal Activities segment and all prior periods in this report have been adjusted.
Cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield on our excess liquidity and is used by management in evaluating KKR’s liquidity position. We believe this measure is useful to unitholders as it provides additional insight into KKR’s available liquidity.

Economic net income (loss) (“ENI”) is a measure of profitability for KKR’s reportable segments and is used by management as an alternative measurement of the operating and investment earnings of KKR and its business segments. We believe this measure is useful to unitholders as it provides additional insight into the overall profitability of KKR’s businesses inclusive of carried interest, incentive fees and related carry pool allocations and investment income. ENI is comprised of total segment revenues less total segment expenses and certain economic interests in KKR’s segments held by third parties. For a reconciliation of total segment revenues, total segment expenses and ENI to the most directly comparable amounts recognized under GAAP, see reconciliations at Exhibit C. Pre-tax Economic Net Income (Loss) represents Economic Net Income (Loss) after equity-based compensation. After-tax Economic Net Income (Loss) represents Economic Net Income (Loss) after equity-based compensation, provision for income taxes and preferred distributions.
Fee paying AUM ("FPAUM") represents only the AUM from which KKR receives management fees. We believe this measure is useful to unitholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate KKR's and its strategic partners' management fees and differs from AUM in the following respects: (i) assets and commitments from which KKR does not receive a management fee are excluded (e.g., assets and commitments with respect to which it receives only carried interest or is otherwise not currently receiving a management fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.
Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management and broker-dealer businesses, including the general partner interests of KKR’s investment funds.
Outstanding adjusted units represents the portion of total adjusted units that would receive assets of KKR if it were to be liquidated as of a particular date. Outstanding adjusted units is used to calculate book value per outstanding adjusted unit, which we believe is useful to unitholders as it provides a measure of net assets of KKR’s reportable segments on a per unit basis.
Realized performance income compensation is the amount allocated to performance income compensation is equal to 40% of the carried interest and incentive fees earned by our investment funds, and, beginning with the quarter ended September 30, 2016, includes 40% of the management fees that would have been subject to a management fee refund for investment funds that have a preferred return.
Syndicated capital is generally the aggregate amount of capital in transactions originated by KKR and its investment funds and carry-yielding co-investment vehicles, which has been distributed to third parties in exchange for a fee. It does not include (i) capital invested in such transactions by KKR investment funds and carry-yielding co-investment vehicles, which is instead reported in capital invested (ii) debt capital that is arranged as part of the acquisition financing of transactions originated by KKR investment funds and (iii) debt capital that is either underwritten or arranged on a best efforts basis. Syndicated capital is used as a measure of investment activity for KKR during a given period, and we believe that this measure is useful to unitholders as it provides additional insight into levels of syndication activity in KKR's Capital Markets segment and across KKR's investment platform.
Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to unitholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements.

KKR
EXHIBIT A

OTHER FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Fee Related Earnings
Management, Monitoring and Transaction Fees, Net	$365,160	$375,522	$262,106	$740,682	$542,021
Less: Cash Compensation and Benefits	135,522	139,435	96,890	274,957	197,789
Less: Occupancy and Related Charges	13,407	14,369	15,659	27,776	31,609
Less: Other Operating expenses	53,069	53,498	49,533	106,567	111,419
Plus: Expenses of Principal Activities Segment	51,195	53,769	37,737	104,964	77,555
Fee Related Earnings (1)	214,357	221,989	137,761	436,346	278,759
Plus: Net Interest and Dividends	20,810	15,173	26,004	35,983	85,580
Plus: Depreciation and Amortization	3,864	4,177	3,959	8,041	7,846
Plus: Core Interest Expense	30,642	29,162	29,388	59,804	58,493
Less: Expenses of Principal Activities Segment	51,195	53,769	37,737	104,964	77,555
Fee and Yield Segment EBITDA (2)	218,478	216,732	159,375	435,210	353,123
Plus: Realized Performance Income (Loss), net	155,375	119,823	185,952	275,198	245,281
Plus: Net Realized Gains (Losses)	7,180	79,451	224,699	86,631	200,516
Total Segment EBITDA (2)	$381,033	$416,006	$570,026	$797,039	$798,920

Core Interest Expense
GAAP Interest Expense	$198,590	$186,854	$181,313	$385,444	$352,707
Less: Interest expense related to debt obligations of consolidated investment funds, CLOs and other	151,564	145,145	132,866	296,709	255,716
Segment Interest Expense	47,026	41,709	48,447	88,735	96,991
Less: Interest Expense related to debt obligations from KFN and other	16,384	12,547	19,059	28,931	38,498
Core Interest Expense (3)	$30,642	$29,162	$29,388	$59,804	$58,493

(1) Fee related earnings (“FRE”) is a measure of the operating earnings of KKR and its business segments before performance income, related performance income compensation and investment income. KKR believes this measure is useful to unitholders as it provides additional insight into the operating profitability of KKR's fee generating management companies and capital markets businesses.
(2) Fee and Yield Segment EBITDA and Total Segment EBITDA may be useful in evaluating KKR's ability to service its debt. Fee and Yield Segment EBITDA provides insight into the amount of KKR’s distributable earnings before the impact of interest expense, significant portions of which tend to be more recurring than realized performance income and realized investment income from quarter to quarter. Total Segment EBITDA represents Fee and Yield Segment EBITDA plus the addition of realized performance income and realized investment income.
(3) Core interest expense is used by management as an alternative measurement of interest expense incurred by KKR on a segment basis and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s investment funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN are non-recourse to KKR beyond the assets of KFN. KKR believes this measure is useful to unitholders as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.

KKR
EXHIBIT B

KKR'S PORTION OF TOTAL UNCALLED COMMITMENTS TO ITS INVESTMENT FUNDS (UNAUDITED)
(Amounts in thousands)

Uncalled Commitments
Private Markets
Americas Fund XII	$1,000,000
Asian Fund III	500,000
Real Estate Partners Americas II	150,000
Next Generation Technology Growth Fund	97,100
European Fund IV	95,600
Global Infrastructure Investors II	78,300
Energy Income and Growth	57,700
Real Estate Partners Europe	54,100
Other Private Markets Vehicles	1,006,200
Total Private Markets Commitments	3,039,000

Public Markets
Special Situations Fund II	203,700
Lending Partners Europe	30,800
Lending Partners III	25,900
Other Public Markets Vehicles	166,500
Total Public Markets Commitments	426,900

Total Uncalled Commitments	$3,465,900

KKR
EXHIBIT C

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. PER COMMON UNIT - BASIC (GAAP BASIS)
TO AFTER TAX ENI PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended
	June 30, 2017	March 31, 2017	June 30, 2016

Net income (loss) attributable to KKR & Co. L.P. per common unit - Basic	$0.87	$0.57	$0.21
Weighted Average Common Units Outstanding - Basic	466,170,025	453,695,846	448,221,538
Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders	405,646	259,343	93,890
Plus: Preferred Distributions	8,341	8,341	5,693
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	305,280	216,432	73,400
Plus: Non-cash equity-based charges	87,940	111,036	60,657
Plus: Amortization of intangibles, placement fees and other, net	4,524	32,837	9,144
Plus: Income tax (benefit)	18,538	40,542	6,045
Economic Net Income (Loss)	830,269	668,531	248,829
Less: Equity-based compensation associated with the KKR & Co. L.P. 2010 equity incentive plan	44,976	49,943	48,026
Pre-tax Economic Net Income (Loss)	785,293	618,588	200,803
Less: Provision for income tax (benefit)	24,408	60,325	3,898
Less: Preferred Distributions	8,341	8,341	5,693
After-tax Economic Net Income (Loss)	752,544	549,922	191,212
Weighted Average Adjusted Units	847,650,747	849,270,924	840,537,946
After-tax Economic Net Income (Loss) Per Adjusted Unit	$0.89	$0.65	$0.23

	Six Months Ended
	June 30, 2017	June 30, 2016

Net income (loss) attributable to KKR & Co. L.P. per common unit - Basic	$1.45	$(0.53)
Weighted Average Common Units Outstanding - Basic	459,967,395	449,241,840
Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders	664,989	(236,049)
Plus: Preferred Distributions	16,682	5,693
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	521,712	(198,175)
Plus: Non-cash equity-based charges	198,976	124,480
Plus: Amortization of intangibles, placement fees and other, net	37,361	38,026
Plus: Income tax (benefit)	59,080	7,935
Economic Net Income (Loss)	1,498,800	(258,090)
Less: Equity-based compensation associated with the KKR & Co. L.P. 2010 equity incentive plan	94,919	97,987
Pre-tax Economic Net Income (Loss)	1,403,881	(356,077)
Less: Provision for income tax (benefit)	84,733	6
Less: Preferred Distributions	16,682	5,693
After-tax Economic Net Income (Loss)	1,302,466	(361,776)
Weighted Average Adjusted Units	848,456,360	844,254,980
After-tax Economic Net Income (Loss) Per Adjusted Unit	$1.54	$(0.43)

KKR
EXHIBIT C (CONTINUED)

RECONCILIATION OF FEES AND OTHER (GAAP BASIS) TO TOTAL SEGMENT REVENUES AND TOTAL DISTRIBUTABLE SEGMENT REVENUES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	June 30, 2017	March 31, 2017	June 30, 2016

Fees and Other	$931,788	$715,952	$576,757
Management fees relating to consolidated funds and placement fees	52,300	47,102	44,048
Fee credits relating to consolidated funds	(2,707)	(939)	(1,921)
Net realized and unrealized carried interest - consolidated funds	10,384	11,057	19,186
Total investment income (loss)	335,967	298,660	(46,745)
Revenue earned by oil & gas producing entities	(17,382)	(17,273)	(18,225)
Reimbursable expenses	(36,076)	(23,549)	(18,638)
Other	(9,136)	(8,312)	(10,483)
Total Segment Revenues	$1,265,138	$1,022,698	$543,979
Unrealized Carried Interest	(296,719)	(140,626)	(18,698)
Net Unrealized Gains (Losses)	(307,977)	(204,036)	297,448
Total Distributable Segment Revenues	$660,442	$678,036	$822,729

	Six Months Ended
	June 30, 2017	June 30, 2016

Fees and Other	$1,647,740	$739,562
Management fees relating to consolidated funds and placement fees	99,402	82,318
Fee credits relating to consolidated funds	(3,646)	(2,349)
Net realized and unrealized carried interest - consolidated funds	21,441	9,625
Total investment income (loss)	634,627	(576,343)
Revenue earned by oil & gas producing entities	(34,655)	(31,786)
Reimbursable expenses	(59,625)	(34,519)
Other	(17,448)	(17,136)
Total Segment Revenues	$2,287,836	$169,372
Unrealized Carried Interest	(437,345)	205,107
Net Unrealized Gains (Losses)	(512,013)	862,439
Total Distributable Segment Revenues	$1,338,478	$1,236,918

KKR
EXHIBIT C (CONTINUED)

RECONCILIATION OF TOTAL EXPENSES (GAAP BASIS) TO TOTAL SEGMENT EXPENSES AND TOTAL DISTRIBUTABLE SEGMENT EXPENSES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	June 30, 2017	March 31, 2017	June 30, 2016

Total Expenses	$629,728	$540,014	$423,218
Equity based compensation	(87,940)	(111,036)	(60,657)
Reimbursable expenses and placement fees	(58,860)	(36,123)	(30,525)
Operating expenses relating to consolidated funds, CFEs and other entities	(21,229)	(13,430)	(21,281)
Expenses incurred by oil & gas producing entities	(12,924)	(11,177)	(20,392)
Intangible amortization	(5,062)	(6,366)	3,865
Other	(10,024)	(9,299)	347
Total Segment Expenses	$433,689	$352,583	$294,575
Unrealized Performance Income Compensation	(119,774)	(57,214)	(8,525)
Total Distributable Segment Expenses	$313,915	$295,369	$286,050

	Six Months Ended
	June 30, 2017	June 30, 2016

Total Expenses	$1,169,742	$731,541
Equity based compensation	(198,976)	(124,480)
Reimbursable expenses and Placement fees	(94,983)	(54,632)
Operating expenses relating to consolidated funds, CFEs and other entities	(34,659)	(64,952)
Expenses incurred by oil & gas producing entities	(24,101)	(38,218)
Intangible amortization	(11,428)	(13,528)
Other	(19,323)	(9,511)
Total Segment Expenses	$786,272	$426,220
Unrealized Performance Income Compensation	(176,988)	78,117
Total Distributable Segment Expenses	$609,284	$504,337

KKR
EXHIBIT C (CONTINUED)

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. COMMON UNITHOLDERS (GAAP BASIS)
TO ECONOMIC NET INCOME (LOSS), FEE RELATED EARNINGS, FEE AND YIELD SEGMENT EBITDA, AFTER TAX DISTRIBUTABLE EARNINGS AND TOTAL SEGMENT EBITDA (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	June 30, 2017	March 31, 2017	June 30, 2016
Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders	$405,646	$259,343	$93,890
Plus: Preferred Distributions	8,341	8,341	5,693
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	305,280	216,432	73,400
Plus: Non-cash equity-based charges	87,940	111,036	60,657
Plus: Amortization of intangibles, placement fees and other, net	4,524	32,837	9,144
Plus: Income tax (benefit)	18,538	40,542	6,045
Economic Net Income (Loss)	830,269	668,531	248,829
Plus: Income attributable to segment noncontrolling interests	1,180	1,584	575
Less: Total investment income (loss)	335,967	298,660	(46,745)
Less: Net performance income (loss)	332,320	203,235	196,125
Plus: Expenses of Principal Activities Segment	51,195	53,769	37,737
Fee Related Earnings	214,357	221,989	137,761
Plus: Net interest and dividends	20,810	15,173	26,004
Plus: Depreciation and amortization	3,864	4,177	3,959
Plus: Core interest expense	30,642	29,162	29,388
Less: Expenses of Principal Activities Segment	51,195	53,769	37,737
Fee and Yield Segment EBITDA	218,478	216,732	159,375
Less: Depreciation and amortization	3,864	4,177	3,959
Less: Core interest expense	30,642	29,162	29,388
Plus: Realized performance income (loss), net	155,375	119,823	185,952
Plus: Net realized gains (losses)	7,180	79,451	224,699
Less: Income taxes paid	15,084	26,275	22,819
Less: Preferred Distributions	8,341	8,341	5,693
Less: Income attributable to segment noncontrolling interests	1,180	1,584	575
After-tax Distributable Earnings	321,922	346,467	507,592
Plus: Depreciation and amortization	3,864	4,177	3,959
Plus: Core interest expense	30,642	29,162	29,388
Plus: Income taxes paid	15,084	26,275	22,819
Plus: Preferred Distributions	8,341	8,341	5,693
Plus: Income attributable to segment noncontrolling interests	1,180	1,584	575
Total Segment EBITDA	$381,033	$416,006	$570,026

	Six Months Ended
	June 30, 2017	June 30, 2016
Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders	$664,989	$(236,049)
Plus: Preferred Distributions	16,682	5,693
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	521,712	(198,175)
Plus: Non-cash equity-based charges	198,976	124,480
Plus: Amortization of intangibles, placement fees and other, net	37,361	38,026
Plus: Income tax (benefit)	59,080	7,935
Economic Net Income (Loss)	1,498,800	(258,090)
Plus: Income attributable to segment noncontrolling interests	2,764	1,242
Less: Total investment income (loss)	634,627	(576,343)
Less: Net performance income (loss)	535,555	118,291
Plus: Expenses of Principal Activities Segment	104,964	77,555
Fee Related Earnings	436,346	278,759
Plus: Net interest and dividends	35,983	85,580
Plus: Depreciation and amortization	8,041	7,846
Plus: Core interest expense	59,804	58,493
Less: Expenses of Principal Activities Segment	104,964	77,555
Fee and Yield Segment EBITDA	435,210	353,123
Less: Depreciation and amortization	8,041	7,846
Less: Core interest expense	59,804	58,493
Plus: Realized performance income (loss), net	275,198	245,281
Plus: Net realized gains (losses)	86,631	200,516
Less: Income taxes paid	41,359	49,322
Less: Preferred Distributions	16,682	5,693
Less: Income attributable to segment noncontrolling interests	2,764	1,242
After-tax Distributable Earnings	668,389	676,324
Plus: Depreciation and amortization	8,041	7,846
Plus: Core interest expense	59,804	58,493
Plus: Income taxes paid	41,359	49,322
Plus: Preferred Distributions	16,682	5,693
Plus: Income attributable to segment noncontrolling interests	2,764	1,242
Total Segment EBITDA	$797,039	$798,920

KKR
EXHIBIT C (CONTINUED)

RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)
TO TOTAL REPORTABLE SEGMENTS BALANCE SHEET (UNAUDITED)
June 30, 2017
(Amounts in thousands)

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)		1	2	3	4	5	TOTAL REPORTABLE SEGMENTS BALANCE SHEET

Assets
Cash and Cash Equivalents	$2,131,687	—	—	942,316	—	—	$3,074,003	Cash and Short-term Investments
Investments	36,267,767	(25,259,845)	(1,152,015)	(1,498,310)	—	—	8,357,597	Investments
		—	—	1,498,310	—	—	1,498,310	Unrealized Carry
Other Assets	4,468,627	(1,152,717)	—	(1,103,541)	—	(302,835)	1,909,534	Other Assets
		—	—	161,225	—	—	161,225	Corporate Real Estate
Total Assets	$42,868,081	(26,412,562)	(1,152,015)	—	—	(302,835)	$15,000,669

Liabilities and Equity
Debt Obligations	19,425,253	(16,785,486)	—	(639,767)	—	—	2,000,000	Debt Obligations - KKR (ex-KFN)
		—	—	639,767	—	—	639,767	Debt Obligations - KFN
		—	—	373,750	—	—	373,750	Preferred Shares - KFN
Other Liabilities	3,900,469	(2,084,483)	(1,152,015)	—	—	(172,709)	491,262	Other Liabilities
Total Liabilities	23,325,722	(18,869,969)	(1,152,015)	373,750	—	(172,709)	3,504,779

Redeemable Noncontrolling Interests	512,481	(512,481)	—	—	—	—

Equity
Series A Preferred Units	332,988	—	—	(332,988)	—	—
Series B Preferred Units	149,566	—	—	(149,566)	—	—
KKR & Co. L.P. Capital - Common Unitholders	6,212,556	137,831	—	(17,446)	4,770,678	(130,126)	10,973,493	Book Value
Noncontrolling Interests	12,334,768	(7,167,943)	—	(373,750)	(4,770,678)	—	22,397	Noncontrolling Interests
		—	—	500,000	—	—	500,000	Preferred Units
Total Liabilities and Equity	$42,868,081	(26,412,562)	(1,152,015)	—	—	(302,835)	$15,000,669

1	IMPACT OF CONSOLIDATION OF INVESTMENT VEHICLES AND OTHER ENTITIES
2	CARRY POOL RECLASSIFICATION
3	OTHER RECLASSIFICATIONS
4	NONCONTROLLING INTERESTS HELD BY KKR HOLDINGS L.P. AND OTHER
5	EQUITY IMPACT OF KKR MANAGEMENT HOLDINGS CORP.

KKR
EXHIBIT C (CONTINUED)

RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)
TO TOTAL REPORTABLE SEGMENTS BALANCE SHEET (UNAUDITED)
DECEMBER 31, 2016
(Amounts in thousands)

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)		1	2	3	4	5	TOTAL REPORTABLE SEGMENTS BALANCE SHEET

Assets
Cash and Cash Equivalents	$2,508,902	—	—	878,771	—	—	$3,387,673	Cash and Short-term Investments
Investments	31,409,765	(22,249,206)	(987,994)	(1,213,692)	—	—	6,958,873	Investments
		—	—	1,213,692	—	—	1,213,692	Unrealized Carry
Other Assets	5,084,230	(2,118,364)	—	(1,039,996)	—	(314,192)	1,611,678	Other Assets
		—	—	161,225	—	—	161,225	Corporate Real Estate
Total Assets	$39,002,897	(24,367,570)	(987,994)	—	—	(314,192)	$13,333,141

Liabilities and Equity
Debt Obligations	18,544,075	(16,145,515)	—	(398,560)	—	—	2,000,000	Debt Obligations - KKR (ex-KFN)
		—	—	398,560	—	—	398,560	Debt Obligations - KFN
		—	—	373,750	—	—	373,750	Preferred Shares - KFN
Other Liabilities	3,340,739	(1,945,039)	(987,994)	—	—	(163,030)	244,676	Other Liabilities
Total Liabilities	21,884,814	(18,090,554)	(987,994)	373,750	—	(163,030)	3,016,986

Redeemable Noncontrolling Interests	632,348	(632,348)	—	—	—	—

Equity
Series A Preferred Units	332,988	—	—	(332,988)	—	—
Series B Preferred Units	149,566	—	—	(149,566)	—	—
KKR & Co. L.P. Capital - Common Unitholders	5,457,279	118,635	—	(17,446)	4,389,285	(151,162)	9,796,591	Book Value
Noncontrolling Interests	10,545,902	(5,763,303)	—	(373,750)	(4,389,285)	—	19,564	Noncontrolling Interests
		—	—	500,000	—	—	500,000	Preferred Units
Total Liabilities and Equity	$39,002,897	(24,367,570)	(987,994)	—	—	(314,192)	$13,333,141

1	IMPACT OF CONSOLIDATION OF INVESTMENT VEHICLES AND OTHER ENTITIES
2	CARRY POOL RECLASSIFICATION
3	OTHER RECLASSIFICATIONS
4	NONCONTROLLING INTERESTS HELD BY KKR HOLDINGS L.P. AND OTHER
5	EQUITY IMPACT OF KKR MANAGEMENT HOLDINGS CORP.

KKR
EXHIBIT D

RECONCILIATION OF WEIGHTED AVERAGE GAAP COMMON UNITS OUTSTANDING (UNAUDITED)

The following table provides a reconciliation of KKR's Weighted Average GAAP Common Units Outstanding to Weighted Average Adjusted Units:

	Quarter Ended
	June 30, 2017	March 31, 2017		June 30, 2016
Weighted Average GAAP Common Units Outstanding - Basic	466,170,025	453,695,846		448,221,538
Adjustments:
Weighted Average Unvested Common Units and Other Securities (1)	35,007,398	42,988,494		33,588,074
Weighted Average GAAP Common Units Outstanding - Diluted	501,177,423	496,684,340		481,809,612
Adjustments:
Weighted Average KKR Holdings Units (2)	346,473,324	352,586,584		358,728,334
Weighted Average Unvested Common Units and Other Securities (1)	—	—		—
Weighted Average Adjusted Units	847,650,747	849,270,924		840,537,946

	Six Months Ended
	June 30, 2017	June 30, 2016
Weighted Average GAAP Common Units Outstanding - Basic	459,967,395	449,241,840
Adjustments:
Weighted Average Unvested Common Units and Other Securities (1)	38,975,899	—	(3)
Weighted Average GAAP Common Units Outstanding - Diluted	498,943,294	449,241,840
Adjustments:
Weighted Average KKR Holdings Units (2)	349,513,066	359,522,981
Weighted Average Unvested Common Units and Other Securities (1)	—	35,490,159	(3)
Weighted Average Adjusted Units	848,456,360	844,254,980

RECONCILIATION OF GAAP COMMON UNITS OUTSTANDING (UNAUDITED)

The following table provides a reconciliation of KKR's GAAP Common Units Outstanding to Adjusted Units, Adjusted Units Eligible for Distribution and Outstanding Adjusted Units:

	As of
	June 30, 2017	December 31, 2016
GAAP Common Units Outstanding - Basic	469,968,183	452,380,335
Unvested Common Units and Other Securities (1)	34,490,657	42,119,756
GAAP Common Units Outstanding - Diluted	504,458,840	494,500,091
Adjustments:
KKR Holdings Units (2)	342,993,993	353,757,398
Adjusted Units	847,452,833	848,257,489
Adjustments:
Unvested Common Units	(30,487,944)	(37,519,436)
Adjusted Units Eligible for Distribution	816,964,889	810,738,053
Adjustments:
Vested Other Securities	(4,002,713)	(4,600,320)
Outstanding Adjusted Units	812,962,176	806,137,733

(1) Represents unvested equity awards granted under the Equity Incentive Plan and other securities that are exchangeable into KKR & Co. L.P common units. The issuance of common units of KKR & Co. L.P. pursuant to such equity awards or other securities dilutes KKR common unitholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.
(2) Common units that may be issued by KKR & Co. L.P. upon exchange of units in KKR Holdings L.P. for KKR common units.
(3) Unvested common units and other securities are excluded from the calculation of diluted earnings per common unit on a GAAP basis because inclusion of such unvested common units and other securities would be anti-dilutive having the effect of decreasing the loss per common unit.